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                                                                  Exhibit 99.(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Amendment No. 5 to the Registration Statement on Form N-1A of our report dated February 16, 2001, relating to the financial statements and financial highlights that appear in the December 31, 2000 Annual Report to Shareholders of State Street Navigator Securities Lending Prime Portfolio, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Investment Advisory and Other Services - Service Providers; Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP



Boston, Massachusetts
April 24, 2001